UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CFRX	Nasdaq Capital Market*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*

As previously reported, effective November 9, 2023, the registrant’s common stock has been suspended from trading on the Nasdaq Capital Market The registrant expects that its shares will be delisted from the Nasdaq Capital Market after the Nasdaq Stock Market LLC files a Form 25-NSE with the SEC and the registrant’s common stock will no longer be registered pursuant to Section 12(b) of the Act following the effectiveness of such filing. The registrant’s common stock is currently being quoted on the OTC Pink Open Market under the symbol “CFRX”.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On November 15, 2023, ContraFect Corporation (the “Company”) implemented a restructuring plan resulting in a reduction to the Company’s workforce from a total of 23 employees to five employees (the “Restructuring Plan”). The Company estimates that it will incur approximately $0.2 million of costs in connection with the Restructuring Plan related to one-time termination and other related costs, all of which are expected to be paid in cash. The Company expects all of the costs associated with the Restructuring Plan to be incurred during the quarter ending December 31, 2023.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Restructuring Plan, on November 15, 2023, Roger J. Pomerantz resigned as the Chief Executive Officer and President of the Company.

Dr. Pomerantz will remain a member of the Board of Directors of the Company. In connection with the Restructuring Plan, the Board appointed Michael Messinger as the Chief Executive Officer, President and Chief Financial Officer of the Company and designated Mr. Messinger as the principal executive officer and principal operating officer of the Company. Mr. Messinger continues to serve as the principal financial officer and principal accounting officer of the Company.

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Form 8-K include, without limitation, expectations regarding the Restructuring Plan and related charges. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, if we are unable to raise capital soon, we will be forced to place the Company into bankruptcy or dissolution; the Restructuring Plan and related cash preservation plan may not have the anticipated benefits to the Company; delisting from Nasdaq may adversely impact trading in the Company’s Common Stock and the Company’s ability to raise financing; the Company has and expects to continue to incur significant losses; the Company’s need for additional funding, which may not be available on reasonable terms or at all; and the other important factors described under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the SEC on November 14, 2023, and its other filings with the SEC. Any forward-looking statement made by the Company in this Form 8-K is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: November 15, 2023	By:	/s/ Michael Messinger
Michael Messinger
Chief Executive Officer, President, Chief Financial Officer and Secretary